2024 Fourth Quarter Earnings Call February 7, 2025 Supplemental information

Encompass Health 2 The information contained in this presentation includes certain estimates, projections and other forward-looking information that reflect Encompass Health’s current outlook, views and plans with respect to future events, including the business outlook, guidance and growth targets, labor availability and costs, legislative and regulatory developments, strategy, capital expenditures, acquisition and other development activities, such as the de novo pipeline, costs, growth and timelines, operational initiatives, dividend strategies, leverage, repurchases of securities, outstanding shares of common stock, effective tax rates, financial performance, financial assumptions and considerations, balance sheet and cash flow plans, market barriers to entry, and addressable market size. These estimates, projections and other forward-looking information are based on assumptions the Company believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. Encompass Health undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the earnings release attached as Exhibit 99.1 to the Company’s Form 8-K dated February 6, 2025 (the “Q4 Earnings Release Form 8-K”), the Form 10-K for the year ended December 31, 2023, the Forms 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, the Form 10-K for the year ended December 31, 2024, when filed, and in other documents Encompass Health previously filed with the SEC, many of which are beyond Encompass Health’s control, that may cause actual events or results to differ materially from the views, beliefs and estimates expressed herein. Note regarding presentation of non-GAAP financial measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934, including Adjusted EBITDA, leverage ratios, adjusted earnings per share, and adjusted free cash flow. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. The Q4 Earnings Release Form 8-K provides further explanation and disclosure regarding Encompass Health’s use of non-GAAP financial measures and should be read in conjunction with this supplemental information. Forward-looking statements

Encompass Health 3 Summary ................................................................................................................................................................................ 4 Revenue ................................................................................................................................................................................. 5 Adjusted EBITDA .................................................................................................................................................................. 6 Earnings per share ............................................................................................................................................................... 7-8 Adjusted free cash flow ..................................................................................................................................................... 9 2025 Guidance and guidance considerations ............................................................................................................... 10-11 Adjusted free cash flow assumptions ............................................................................................................................. 12 Uses of free cash flow ........................................................................................................................................................ 13 Appendix Map of locations ................................................................................................................................................................... 15 Growth targets, fundamentals and value drivers ........................................................................................................ 16 Development activity ......................................................................................................................................................... 17 Debt maturity profile and schedule ................................................................................................................................ 18-19 New-store/same-store growth .......................................................................................................................................... 20 Payment sources .................................................................................................................................................................. 21 Operational metrics ............................................................................................................................................................ 22 Share information ................................................................................................................................................................ 23 Reconciliations to GAAP ..................................................................................................................................................... 24-30 End notes ............................................................................................................................................................................... 31-32 Table of contents

Encompass Health 4 Summary Q4 Full Year ($ in millions, except per share data) 2024 2023% △ 2024 2023% △ Encompass Health Net operating revenue $ 1,405.0 $ 1,246.8 12.7% $ 5,373.2 $ 4,801.2 11.9 % Adjusted EBITDA $ 289.6 $ 255.0 13.6% $ 1,103.7 $ 971.1 13.7 % Adjusted EPS $ 1.17 $ 0.95 23.2% $ 4.43 $ 3.64 21.7 % Adjusted free cash flow $ 190.5 $ 93.5 103.7% $ 690.3 $ 525.7 31.3 % Reconciliations to GAAP provided on pages 24-30. 2024 Year in review u Capacity additions Ÿ Opened 6 de novo hospitals with a total of 280 beds and a 40-bed satellite hospital ü Net pre-opening and ramp up costs of $15.6 million Ÿ Added 107 beds to existing hospitals u Balance sheet Ÿ Net leverage of 2.2x compared to 2.7x at year-end 2023 Ÿ Redeemed $250 million of 5.75% Senior Notes due 2025 u Shareholder distributions Ÿ Paid cash dividends totaling $0.62 per share Ÿ Repurchased 358,837 shares of common stock for $31.1 million

Encompass Health 5 Revenue Q4 Q4 % Change* ($ in millions) 2024 2023 Net operating revenue: Inpatient $ 1,366.1 $ 1,216.8 12.3% Outpatient and other 38.9 30.0 29.7% Total revenue $ 1,405.0 $ 1,246.8 12.7% (Actual Amounts) Discharges 63,839 59,247 7.8% New-store discharge growth 2.0% Same-store discharge growth 5.8% Net patient revenue per discharge $ 21,399 $ 20,538 4.2% Revenue reserves related to bad debt as a percent of revenue 2.1% 4.1% (200) bps u Outpatient and other revenue includes an $8.7 million increase in provider tax revenues.(1) u Revenue reserves related to bad debt decreased 200 basis points due to strong collections of previously reviewed claims in Q4-24 and elevated bad debt in Q4-23. Ÿ Q4-23 bad debt included an approximately $22 million reserve related to appeals pending before the Departmental Appeals Board (DAB) and various federal courts.(2) These appeals primarily related to claims denied prior to 2018. *Except for Revenue reserves related to bad debt as a percent of revenue, which is increase (decrease) Refer to pages 31-32 for end notes.

Encompass Health 6 Adjusted EBITDA(3) Q4 % of Revenue Q4 % of Revenue($ in millions) 2024 2023 Net operating revenue $ 1,405.0 $ 1,246.8 Operating expenses: Salaries and benefits (756.8) 53.9% (676.3) 54.2 % Other operating expenses(a) (200.3) 14.3% (178.7) 14.3 % Supplies (62.3) 4.4% (58.6) 4.7 % Occupancy costs (14.7) 1.0% (14.0) 1.1 % Hospital operating expenses (277.3) 19.7% (251.3) 20.2 % General and administrative expenses(b) (41.8) 3.0% (36.9) 3.0 % Other income(c) 3.6 3.3 Equity in nonconsolidated affiliates 0.2 0.9 Noncontrolling interests in continuing operations (43.3) (31.5) Adjusted EBITDA $ 289.6 $ 255.0 Percent change 13.6 % Q4 Q4 ($ in millions) 2024 2023 In arriving at Adjusted EBITDA, the following were excluded: (a) Loss on disposal or impairment of assets $ 6.1 $ 6.1 (b) Stock-based compensation and the change in fair market value of the non- qualified deferred comp plan $ 12.7 $ 16.2 (c) Change in fair market value of equity securities and the non-qualified deferred comp plan $ 1.5 $ (5.6) Reconciliations to GAAP provided on pages 24-30. Refer to pages 31-32 for end notes. u Other operating expenses includes a $5.8 million increase in provider tax expenses.(1)

Encompass Health 7 Earnings per share - as reported Q4 Year Ended ($ in millions, except per share data) 2024 2023 2024 2023 Adjusted EBITDA $ 289.6 $ 255.0 $ 1,103.7 $ 971.1 Depreciation and amortization(4) (78.0) (70.1) (299.6) (273.9) Interest expense and amortization of debt discounts and fees (33.0) (34.9) (137.4) (143.5) Stock-based compensation (12.5) (13.4) (48.3) (50.6) Loss on disposal or impairment of assets(5) (6.1) (6.1) (17.4) (9.8) 160.0 130.5 601.0 493.3 Items not indicative of ongoing operating performance: Loss on early extinguishment of debt(6)(7) (0.2) — (0.6) — State regulatory change impact on noncontrolling interests(4) — — — 2.2 Change in fair market value of equity securities (1.7) 2.8 1.0 0.7 Asset impairment impact on noncontrolling interests(5) — — 7.3 — Pre-tax income 158.1 133.3 608.7 496.2 Income tax expense (37.6) (37.2) (150.2) (132.2) Income from continuing operations* $ 120.5 $ 96.1 $ 458.5 $ 364.0 Diluted shares (see page 23) 102.3 101.5 102.2 101.3 Diluted earnings per share* $ 1.18 $ 0.94 $ 4.49 $ 3.59 * Earnings per share are determined using income from continuing operations attributable to Encompass Health. Reconciliations to GAAP provided on pages 24-30. Refer to pages 31-32 for end notes.

Encompass Health 8 Adjusted earnings per share(8) Refer to pages 31-32 for end notes. Q4 Year Ended 2024 2023 2024 2023 Diluted earnings per share, as reported $ 1.18 $ 0.94 $ 4.49 $ 3.59 Adjustments, net of tax: Asset impairment impact(5) — — 0.02 — Income tax adjustments(9) (0.03) 0.03 (0.08) 0.03 State regulatory change impact(4) — — — 0.03 Change in fair market value of equity securities 0.01 (0.02) (0.01) — Adjusted earnings per share* $ 1.17 $ 0.95 $ 4.43 $ 3.64 u Adjusted earnings per share removes from GAAP earnings per share the impact of items the Company believes are not indicative of its ongoing operating performance. * Adjusted EPS may not sum due to rounding. See complete calculations of adjusted earnings per share on pages 27-30.

Encompass Health 9 $525.7 $132.6 $50.6 $6.3 $(57.2) $32.3 $690.3 Adjusted free cash flow FY 2023 Adjusted EBITDA Working capital and other Cash interest payments Cash tax payments, net of refunds Maintenance capital expenditures Adjusted free cash flow FY 2024 2024 Adjusted free cash flow(10) Reconciliations to GAAP provided on pages 24-30. Refer to pages 31-32 for end notes. ($ in millions) u Decreased working capital primarily due to: Ÿ Lower accounts receivable Ÿ An increase in liabilities including group medical and other self-insured reserves, provider taxes and cost report settlements u Increased cash taxes primarily due to higher income, the phase-out of bonus depreciation and 2023 cash taxes benefiting from an $11 million overpayment in 2022

Encompass Health 10 2025 Guidance 2024 Actuals 2025 Guidance ($ in millions, except per share data) Net Operating Revenue $5,373.2 $5,800 to $5,900 Adjusted EBITDA(3) $1,103.7 $1,160 to $1,200 Adjusted earnings per share from continuing operations attributable to Encompass Health(8) $4.43 $4.67 to $4.96 Reconciliations to GAAP provided on pages 24-30. Refer to pages 31-32 for end notes.

Encompass Health 11 2025 Guidance considerations u Pricing Ÿ Medicare pricing increase of 3.3% for Q1 through Q3 and an estimated 2.5% to 3.0% for Q4 Ÿ Managed Care pricing increase of 2.0% to 3.0% Ÿ Bad debt reserves of 2.0% to 2.5% of revenue u Labor Ÿ SWB per FTE* increase of 3.25% to 3.75% u Capacity additions Ÿ 7 de novo hospitals with 340 beds and a 50-bed satellite hospital(11) ü Net pre-opening and ramp-up costs of $18 million to $22 million (inclusive of costs associated with 2026 openings incurred in 2025) Ÿ Approximately 100 beds to existing hospitals u Corporate Ÿ Adjusted EBITDA impact of $11.5 million to $13.5 million ü Oracle Fusion implementation costs of $5.5 million to $6.5 million ($2.3 million in 2024) ü Addition of Augusta hospital to Piedmont joint venture increasing income attributable to noncontrolling interests (NCI) by $6.0 million to $7.0 million ($3.2 million in 2024) Ÿ Tax rate of approximately 26% Ÿ Diluted share count of approximately 103 million shares Refer to pages 31-32 for end notes. *Includes contract labor and sign-on and shift bonuses

Encompass Health 12 Adjusted free cash flow(10) assumptions Certain cash flow items ($ in millions) 2024 Actuals 2025 Assumptions Cash interest payments (net of amortization of debt discounts and fees) $127.7 $110 to $120 Cash payments for income taxes, net of refunds $163.8 $155 to $175 Working capital and other $(62.7) $30 to $50 Maintenance CAPEX $184.6 $215 to $225 Adjusted free cash flow $690.3 $590 to $690 Increased working capital due to growth in revenue and normalized growth in group medical reserves Reconciliations to GAAP provided on pages 24-30. Refer to pages 31-32 for end notes. Increased maintenance CAPEX related to major renovation projects and programmatic hospital asset replacements Cash tax payments include an increase in pre-tax income offset by overpayment from 2024 Decreased cash interest payments due to repayment of $250 million of Senior Notes during 2024

Encompass Health 13 Uses of free cash flow ($ in millions) 2024 Actuals 2025 Assumptions Growth in core business IRF bed expansions $96.8 $145 to $155 New IRFs - De novos 358.1 380 to 390 - Replacement IRFs and other 3.0 TBD $457.9 $525 to $545 Debt reduction Change in total debt(12) $214.8 TBD Shareholder distributions Cash dividends on common stock $62.8 ~ $68 Common stock repurchases $31.1 TBD Refer to pages 31-32 for end notes. Ÿ ~$489 million remaining under current authorization as of December 31, 2024(13)

Appendix

Encompass Health | Largest owner and operator of rehabilitation hospitals


Rehabilitation hospitals "IRFs"
De novos under development*

Company profile as of 12/31/24

166
Rehabilitation hospitals "IRFs"

65 are joint ventures

17
IRFs under development**

38
States and Puerto Rico

Key statistics trailing four quarters

~248,500
patient discharges

~$5.4 Billion in revenue

~40,200
employees

2025 *Fortune* World's Most Admired Companies™
2025 Forbes Most Trusted Companies in America
2024 Becker's Top Places to Work in Healthcare

Fortune © 2025 Fortune Media IP Limited. All rights reserved. *Fortune*® is a registered trademark and *Fortune* World's Most Admired Companies™ is a trademark of Fortune Media IP Limited and are used under license. Fortune and Fortune Media IP Limited are not affiliated with, and do not endorse products or services of, Encompass Health. Forbes © 2024 Forbes Media LLC. All rights reserved. Used under license.

* De novos under development - previously announced de novo hospitals under development as of February 6, 2025
** IRFs under development include de novo and remote and satellite locations(11)
Refer to pages 31-32 for end notes.

Encompass Health 15

Growth targets, fundamentals and value drivers

2023 - 2027 Growth targets

- 6 to 10 de novos per year
- 80 to 120 bed additions per year
- 6% to 8% discharge CAGR

Large, under penetrated, and growing inpatient rehabilitation market

- Large addressable market indicated by low conversion rate of presumptively eligible inpatient rehabilitation patients
- Favorable demographics driving increased demand for rehabilitation services
- Unparalleled clinical expertise for treating inpatient rehabilitation conditions with consistent delivery of high-quality, cost-effective care
- De novo and bed addition strategy delivers attractive financial returns
- Cash flow and capital availability to fund capacity additions
- Fragmented sector presents unit acquisition and joint venture opportunities
- Significant barriers to entry and economies of scale
- Resilient business model with focus on non-discretionary conditions occurring predominantly in an aging population

Shareholder distributions

- Cash dividend (currently $0.17 per share per quarter)
- Approximately $489 million remaining under current stock repurchase authorization as of December 31, 2024[(13)]

Encompass Health
Refer to pages 31-32 for end notes.
16

Development activity

		Joint venture	Expected open date	# of new beds 2024	2025	2026	2027
Inpatient Rehabilitation Hospitals opened or under development							
De novos*							
	Kissimmee, FL			50	–	–	–
	Atlanta, GA	✓		40	–	–	–
	Louisville, KY	✓		40	–	–	–
	Johnston, RI			50	–	–	–
	Fort Mill, SC			39	–	–	–
	Houston, TX			61	–	–	–
1	Athens, GA	✓	1Q25	–	40	–	–
2	Fort Myers, FL	✓	2Q25	–	60	–	–
3	Daytona Beach, FL		2Q25	–	50	–	–
4	Danbury, CT		3Q25	–	40	–	–
5	Lake Worth, FL		4Q25	–	50	–	–
6	St. Petersburg, FL		4Q25	–	50	–	–
7	Amarillo, TX		4Q25	–	50	–	–
8	Irmo, SC			–	–	50	–
9	Concordville, PA			–	–	50	–
10	Loganville, GA	✓		–	–	40	–
11	Norristown, PA			–	–	50	–
12	Avondale, AZ			–	–	60	–
13	San Antonio, TX			–	–	50	–
14	Wesley Chapel, FL			–	–	–	50
15	Palm Beach Gardens, FL			–	–	–	50
16	Bangor, ME			–	–	–	50
Remote and satellite[(11)]*							
	Ballwin, MO (Town & Country)	✓		40	–	–	–
17	Wildwood, FL (in The Villages, FL)		3Q25	–	50	–	–
Other bed additions				107	~100	~100	~100
*All dates are tentative and subject to change				427	~490	~400	~250

17

IRF development projects announced and underway**

4Q 2024 Development activity highlights

Opened de novos	# of beds	JV
• Houston, TX	61	
Beds added to existing hospitals		
	22	
Announced de novos	**# of beds**	**JV**
• Wesley Chapel, FL	50	
• Bangor, ME	50	

** IRFs under development include de novo and remote and satellite locations[(11)]
Refer to pages 31-32 for end notes.

Encompass Health 17

Encompass Health 18 2024 2025 2026 2027 2028 2029 2030 2031 * This chart does not include ~$318 of finance lease obligations or ~$95 of other notes payable. See the debt schedule on page 19. Debt maturity profile - face value ($ in millions) Revolver capacity $800 Senior Notes 4.75% $800 Senior Notes 4.5% As of December 31, 2024* $944 Available $20 Drawn + $36 reserved for LCs Callable at par Callable at 101.125 $400 Senior Notes 4.625% Callable beginning April 2026 u Redeemed $250 million of 5.75% Senior Notes due 2025 in 2024(6)(7) $100 Senior Notes 5.75% Callable beginning February 2025 Refer to pages 31-32 for end notes.

Encompass Health 19 Debt schedule Change in December 31, December 31, Debt vs. ($ in millions) 2024 2023 YE 2023 Advances under $1 billion revolving credit facility $ 20.0 $ — $ 20.0 Bonds Payable: 5.75% Senior Notes due 2025 99.8 348.5 (248.7) 4.50% Senior Notes due 2028 788.4 785.0 3.4 4.75% Senior Notes due 2030 784.2 781.5 2.7 4.625% Senior Notes due 2031 392.5 391.5 1.0 Other notes payable 94.5 66.0 28.5 Finance lease obligations 318.4 340.1 (21.7) Long-term debt $ 2,497.8 $ 2,712.6 $ (214.8) Debt to Adjusted EBITDA 2.3 x 2.8 x Leverage net of cash and cash equivalents 2.2 x 2.7 x Reconciliations to GAAP provided on pages 24-30. The leverage ratio for 2024 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 2.5x The leverage ratio for 2023 stated in terms of the most comparable GAAP measurement would be Debt to Net cash provided by operating activities: 3.2x

Encompass Health 20 0.0% 5.0% 10.0% 15.0% 20.0% New-store/same-store growth Johnston, RI (50 beds) Fort Mill, SC (39 beds) Discharges Q1 2022 Q2 2022 Q3 2022 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 New store 3.8% 3.3% 3.4% 3.1% 3.5% 3.6% 3.0% 3.0% 3.3% 1.9% 2.0% 2.0% Same store(14) 3.8% 1.6% 4.1% 4.2% 5.9% 6.2% 4.3% 5.3% 6.7% 4.8% 6.8% 5.8% Total by quarter 7.6% 4.9% 7.5% 7.3% 9.4% 9.8% 7.3% 8.3% 10.0% 6.7% 8.8% 7.8% Total by year 6.8% 8.7% 8.3% Same store by year(14) 3.1% 4.8% 5.6% Shiloh, IL (40 beds) St. Augustine, FL (40 beds) Libertyville, IL (60 beds) Moline, IL (40 beds) Naples, FL (50 beds) Grand Forks, ND (40 beds) Lakeland, FL (50 beds) Cape Coral, FL (40 beds) Jacksonville, FL (50 beds) Knoxville, TN (73 beds) Owasso, OK (40 beds) Clermont, FL (50 beds) Bowie, MD (60 beds) Columbus, GA (40 beds) Prosper, TX (40 beds) Fitchburg, WI (56 beds) Kissimmee, FL (50 beds) Atlanta, GA (40 beds) Louisville, KY (40 beds) Refer to pages 31-32 for end notes. Houston, TX (61 beds)

Encompass Health 21 Payment sources (percent of revenues) Q4 Full Year 2024 2023 2024 2023 Medicare 65.6% 65.7% 65.1% 65.0 % Medicare Advantage 16.5% 16.0% 16.8% 16.2 % Managed care 10.5% 10.8% 10.8% 11.1 % Medicaid 3.2% 3.6% 3.3% 4.0 % Other third-party payors 0.8% 0.8% 0.8% 0.9 % Workers’ compensation 0.5% 0.5% 0.5% 0.5 % Patients 0.3% 0.4% 0.3% 0.3 % Other income 2.6% 2.2% 2.4% 2.0 % Total 100.0% 100.0% 100.0% 100.0%

Operational metrics

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023	Full Year 2024	Full Year 2023
					(In Millions)					
Net patient revenue-inpatient	$1,366.1	$1,316.2	$1,265.5	$1,282.7	$1,216.8	$1,180.5	$1,162.3	$1,134.2	$5,230.5	$4,693.8
Net patient revenue-outpatient and other revenues	38.9	34.8	35.7	33.3	30.0	26.4	24.8	26.2	142.7	107.4
Net operating revenues	$1,405.0	$1,351.0	$1,301.2	$1,316.0	$1,246.8	$1,206.9	$1,187.1	$1,160.4	$5,373.2	$4,801.2
					(Actual Amounts)					
Discharges[15]	63,839	62,715	60,833	61,111	59,247	57,665	57,011	55,557	248,498	229,480
Net patient revenue per discharge	$ 21,399	$ 20,987	$ 20,803	$ 20,990	$ 20,538	$ 20,472	$ 20,387	$ 20,415	$ 21,048	$ 20,454
Outpatient visits	26,434	28,544	29,312	29,744	29,627	28,604	30,752	31,852	114,034	120,835
Average length of stay	12.0	12.2	12.2	12.3	12.3	12.4	12.3	12.5	12.2	12.4
Occupancy %	75.3 %	75.4 %	74.5 %	76.7 %	73.4 %	72.8 %	72.4 %	73.4 %	74.6 %	72.1 %
# of licensed beds	11,094	11,041	10,948	10,781	10,778	10,677	10,611	10,510	11,094	10,778
Occupied beds	8,354	8,325	8,156	8,269	7,911	7,773	7,682	7,714	8,276	7,771
Full-time equivalents (FTEs) - internal	28,188	27,938	27,297	27,209	26,713	26,112	25,453	25,122	27,658	25,850
Contract labor FTEs	394	430	450	434	378	388	476	459	427	425
Total FTEs[16]	28,582	28,368	27,747	27,643	27,091	26,500	25,929	25,581	28,085	26,275
EPOB[17]	3.42	3.41	3.40	3.34	3.42	3.41	3.38	3.32	3.39	3.38

Encompass Health
Refer to pages 31-32 for end notes.
22

Encompass Health 23 Share information Weighted Average for the Period Q4 Full Year (in millions) 2024 2023 2024 2023 2022 Basic shares outstanding 100.0 99.5 99.9 99.5 99.2 Restricted stock awards, dilutive stock options, and restricted stock units 2.3 2.0 2.3 1.8 1.2 Diluted shares outstanding 102.3 101.5 102.2 101.3 100.4 End of Period Q4 Full Year (in millions) 2024 2023 2024 2023 2022 Basic shares outstanding 100.8 100.3 100.8 100.3 99.8

Encompass Health 24 Net cash provided by operating activities reconciled to Adjusted EBITDA(3) Q4 Full Year ($ in millions) 2024 2023 2024 2023 Net cash provided by operating activities $ 278.8 $ 201.0 $ 1,002.8 $ 850.8 Interest expense and amortization of debt discounts and fees 33.0 34.9 137.4 143.5 (Loss) gain on sale of investments, excluding impairments (3.1) 5.5 2.7 4.6 Equity in net income of nonconsolidated affiliates 0.2 0.9 3.0 3.2 Net income attributable to noncontrolling interests in continuing operations (43.3) (31.5) (140.9) (111.0) Amortization of debt-related items (2.4) (2.4) (9.7) (9.5) Distributions from nonconsolidated affiliates (0.9) (1.0) (4.0) (1.6) Current portion of income tax expense 29.0 30.4 139.5 128.3 Change in assets and liabilities (2.8) 8.6 (21.9) (50.3) Cash (provided by) used in operating activities of discontinued operations (0.6) 11.4 3.1 16.0 State regulatory change impact on noncontrolling interests(4) — — — (2.2) Asset impairment impact on noncontrolling interests(5) — — (7.3) — Change in fair market value of equity securities 1.7 (2.8) (1.0) (0.7) Adjusted EBITDA $ 289.6 $ 255.0 $ 1,103.7 $ 971.1 Refer to pages 31-32 for end notes.

Encompass Health 25 Reconciliation of net income to Adjusted EBITDA(3) Q4 Full Year ($ in millions) 2024 2023 2024 2023 Net income $ 164.2 $ 119.1 $ 596.6 $ 463.0 (Income) loss from discontinued operations, net of tax, attributable to Encompass Health (0.4) 8.5 2.8 12.0 Net income attributable to noncontrolling interests included in continuing operations (43.3) (31.5) (140.9) (111.0) Provision for income tax expense 37.6 37.2 150.2 132.2 Interest expense and amortization of debt discounts and fees 33.0 34.9 137.4 143.5 Depreciation and amortization(4) 78.0 70.1 299.6 273.9 Loss on early extinguishment of debt(6)(7) 0.2 — 0.6 — Loss on disposal or impairment of assets(5) 6.1 6.1 17.4 9.8 Stock-based compensation 12.5 13.4 48.3 50.6 State regulatory change impact on noncontrolling interests(4) — — — (2.2) Change in fair market value of equity securities 1.7 (2.8) (1.0) (0.7) Asset impairment impact on noncontrolling interests(5) — — (7.3) — Adjusted EBITDA $ 289.6 $ 255.0 $ 1,103.7 $ 971.1 Refer to pages 31-32 for end notes.

Encompass Health 26 Reconciliation of net cash provided by operating activities to adjusted free cash flow(10) Q4 Full Year ($ in millions) 2024 2023 2024 2023 Net cash provided by operating activities $ 278.8 $ 201.0 $ 1,002.8 $ 850.8 Impact of discontinued operations (0.6) 11.4 3.1 16.0 Net cash provided by operating activities of continuing operations 278.2 212.4 1,005.9 866.8 Capital expenditures for maintenance (50.8) (87.1) (184.6) (216.9) Distributions paid to noncontrolling interests of consolidated affiliates (39.5) (22.8) (125.0) (114.7) Items not indicative of ongoing operating performance: Transaction costs and related liabilities 2.6 (9.0) (6.0) (9.5) Adjusted free cash flow $ 190.5 $ 93.5 $ 690.3 $ 525.7 Cash dividends on common stock $ 17.0 $ 14.9 $ 62.8 $ 60.4 Refer to pages 31-32 for end notes.

Encompass Health 27 Adjusted EPS(8) - Q4 2024 For the Three Months Ended December 31, 2024 Adjustments As Reported Loss on Early Exting. of Debt Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 289.6 $ — $ — $ — $ 289.6 Depreciation and amortization (78.0) — — — (78.0) Interest expense and amortization of debt discounts and fees (33.0) — — — (33.0) Stock-based compensation (12.5) — — — (12.5) Loss on disposal or impairment of assets (6.1) — — — (6.1) Loss on early extinguishment of debt(7) (0.2) 0.2 — — — Change in fair market value of equity securities (1.7) — — 1.7 — Income from continuing operations before income tax expense 158.1 0.2 — 1.7 160.0 Provision for income tax expense (37.6) (0.1) (2.6) (0.4) (40.7) Income from continuing operations attributable to Encompass Health $ 120.5 $ 0.1 $ (2.6) $ 1.3 $ 119.3 Diluted earnings per share from continuing operations* $ 1.18 $ — $ (0.03) $ 0.01 $ 1.17 Diluted shares used in calculation 102.3 * Adjusted EPS may not sum across due to rounding. Refer to pages 31-32 for end notes.

Encompass Health 28 For the Three Months Ended December 31, 2023 Adjustments As Reported Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 255.0 $ — $ — $ 255.0 Depreciation and amortization (70.1) — — (70.1) Interest expense and amortization of debt discounts and fees (34.9) — — (34.9) Stock-based compensation (13.4) — — (13.4) Loss on disposal or impairment of assets (6.1) — — (6.1) Change in fair market value of equity securities 2.8 — (2.8) — Income from continuing operations before income tax expense 133.3 — (2.8) 130.5 Provision for income tax expense (37.2) 2.9 0.7 (33.6) Income from continuing operations attributable to Encompass Health $ 96.1 $ 2.9 $ (2.1) $ 96.9 Diluted earnings per share from continuing operations* $ 0.94 $ 0.03 $ (0.02) $ 0.95 Diluted shares used in calculation 101.5 Adjusted EPS(8) - Q4 2023 * Adjusted EPS may not sum across due to rounding. Refer to pages 31-32 for end notes.

Encompass Health 29 Adjusted EPS(8) - 2024 For the Year Ended December 31, 2024 Adjustments As Reported Asset Impairment Impact Loss on Early Exting. of Debt Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 1,103.7 $ — $ — $ — $ — $ 1,103.7 Depreciation and amortization (299.6) — — — — (299.6) Interest expense and amortization of debt discounts and fees (137.4) — — — — (137.4) Stock-based compensation (48.3) — — — — (48.3) Loss on disposal or impairment of assets(5) (17.4) 10.4 — — — (7.0) Loss on early extinguishment of debt(6)(7) (0.6) — 0.6 — — — Change in fair market value of equity securities 1.0 — — — (1.0) — Asset impairment impact on noncontrolling interests(5) 7.3 (7.3) — — — — Income from continuing operations before income tax expense 608.7 3.1 0.6 — (1.0) 611.4 Provision for income tax expense (150.2) (1.3) (0.2) (7.7) 0.3 (159.1) Income from continuing operations attributable to Encompass Health $ 458.5 $ 1.8 $ 0.4 $ (7.7) $ (0.7) $ 452.3 Diluted earnings per share from continuing operations* $ 4.49 $ 0.02 $ — $ (0.08) $ (0.01) $ 4.43 Diluted shares used in calculation 102.2 * Adjusted EPS may not sum across due to rounding. Refer to pages 31-32 for end notes.

Encompass Health 30 For the Year Ended December 31, 2023 Adjustments As Reported State Regulatory Change Impact Income Tax Adjustments Change in Fair Market Value of Equity Securities As Adjusted ($ in millions, except per share amounts) Adjusted EBITDA $ 971.1 $ — $ — $ — $ 971.1 Depreciation and amortization(4) (273.9) 6.1 — — (267.8) Interest expense and amortization of debt discounts and fees (143.5) — — — (143.5) Stock-based compensation (50.6) — — — (50.6) Loss on disposal or impairment of assets (9.8) — — — (9.8) State regulatory change impact on noncontrolling interests(4) 2.2 (2.2) — — — Change in fair market value of equity securities 0.7 — — (0.7) — Income from continuing operations before income tax expense 496.2 3.9 — (0.7) 499.4 Provision for income tax expense (132.2) (1.0) 2.8 0.2 (130.2) Income from continuing operations attributable to Encompass Health $ 364.0 $ 2.9 $ 2.8 $ (0.5) $ 369.2 Diluted earnings per share from continuing operations* $ 3.59 $ 0.03 $ 0.03 $ — $ 3.64 Diluted shares used in calculation 101.3 Adjusted EPS(8) - 2023 * Adjusted EPS may not sum across due to rounding. Refer to pages 31-32 for end notes.

Encompass Health 31 End notes Reconciliations to GAAP provided on pages 24-30. (1) Provider taxes are amounts paid by us to fund, in part, state Medicaid programs. We have historically used the term “provider tax revenues” to represent all amounts received in connection with state Medicaid programs that are not included in the specific Medicaid claim reimbursements we receive. These amounts include state directed and supplemental payment programs associated with Medicaid. We have used the term “net provider tax revenues” to represent the difference between provider taxes paid and the “provider tax revenues” received. (2) During Q4 2023, we recorded an additional reserve totaling approximately $22 million related to appeals pending before the Departmental Appeals Board (DAB) and several federal district courts. The increase in reserve was driven primarily by an increase in unfavorable adjudication outcomes experienced at the DAB during the second half of 2023 and largely offsets the remaining net carrying value of these claims. These appeals relate to claims denied primarily prior to 2018. This adjustment does not impact our reserve methodology for ongoing claims audit programs, including Targeted Probe and Educate (“TPE”) and Review Choice Demonstration (“RCD”) programs. We will continue to pursue ongoing appeals before the DAB and federal district courts where economically beneficial. The impact of the reserve on Q4 2023 Adjusted EBITDA was approximately $16 million, net of noncontrolling interest expense. (3) Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non-GAAP measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future the Company may incur expenses similar to the adjustments set forth. (4) In May of 2023, the governor of South Carolina signed into law S.164, which repealed the requirement of certain healthcare providers to obtain and/or maintain a certificate of need (“CON”). As a result of this repeal, in Q2 2023 we accelerated amortization of approximately $6 million in remaining carrying value of our South Carolina CON assets, increasing depreciation and amortization expense by approximately $6 million and reducing noncontrolling interest in continuing operations by approximately $2 million (related to our joint venture partner’s share of income at one impacted location). The impact of these adjustments have been excluded from the calculation of Adjusted EBITDA and adjusted earnings per share in the second quarter of 2023 given the non-recurring nature of the CON repeal (Florida is the only other state in recent history to repeal its CON law) is not indicative of ongoing operating performance. (5) In January 2024, we received notice that our joint venture partner, Hospital Sisters Health System, intended to close its acute-care hospital, Sacred Heart Hospital in Eau Claire, WI, in which our joint venture inpatient rehabilitation hospital is located. We closed that joint venture hospital in February 2024 and incurred a one-time impairment charge of $10.4 million. The impact to net income attributable to Encompass Health during the twelve months ended December 31, 2024 resulting from the impairment was $1.8 million after reductions for net income attributable to noncontrolling interests of $7.3 million and the provision for income tax expense of $1.3 million. (6) In the third quarter of 2024, the Company redeemed $150 million of its 5.75% Senior Notes due 2025. The redemption was completed at 100% of par using cash on hand. As a result of the redemption, the Company recorded a $0.4 million loss on early extinguishment of debt in the third quarter of 2024. (7) In the fourth quarter of 2024, the Company redeemed $100 million of its 5.75% Senior Notes due 2025. The redemption was completed at 100% of par using cash on hand. As a result of the redemption, the Company recorded a $0.2 million loss on early extinguishment of debt in the fourth quarter of 2024.

Encompass Health 32 End notes (continued) (8) The Company is providing adjusted earnings per share from continuing operations attributable to Encompass Health (“adjusted earnings per share”), which is a non-GAAP measure. The Company believes the presentation of adjusted earnings per share provides useful additional information to investors because it provides better comparability of ongoing operating performance to prior periods given that it excludes the impact of government, class action, and related settlements, professional fees - accounting, tax, and legal, mark-to-market adjustments for stock appreciation rights, gains or losses related to hedging and equity instruments, loss on early extinguishment of debt, adjustments to its income tax provision (such as valuation allowance adjustments, settlements of income tax claims and windfall tax benefits), items related to corporate and facility restructurings, and certain other items deemed to be non-indicative of ongoing operating performance. It is reasonable to expect that one or more of these excluded items will occur in future periods, but the amounts recognized can vary significantly from period to period and may not directly relate to the Company's ongoing operating performance. Accordingly, they can complicate comparisons of the Company's results of operations across periods and comparisons of the Company's results to those of other healthcare companies. Adjusted earnings per share should not be considered as a measure of financial performance under generally accepted accounting principles in the United States as the items excluded from it are significant components in understanding and assessing financial performance. Because adjusted earnings per share is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, it may not be comparable as presented to other similarly titled measures of other companies. (9) Income tax adjustments for the fourth quarter and year ended 2024 relate primarily to removal of windfall tax benefits from GAAP earnings per share. Income tax adjustments for the fourth quarter and year ended 2023 relate primarily to state tax expense associated with the spin-off of Enhabit removed from GAAP earnings per share. (10) The definition of adjusted free cash flow, which is a non-GAAP measure, is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, distributions to noncontrolling interests, and certain items deemed to be non-indicative of ongoing operating performance. Common stock dividends are not included in the calculation of adjusted free cash flow. Because this measure is not determined in accordance with GAAP and is susceptible to varying calculations, it may not be comparable to other similarly titled measures presented by other companies. (11) Our inpatient rehabilitation hospitals (“IRFs”) may operate one or more satellite and/or remote locations. Satellite and remote locations are located proximate to one of our existing IRFs but do not have a separate Medicare provider number. As such, they are considered a bed addition, are included in same store results from the day of opening, and are not included in our count of total open hospitals. As of December 31, 2024, we operate 11 satellite and remote locations. (12) Cash used for net debt redemptions were $242.1 million during the twelve months ended December 31, 2024. (13) On October 28, 2013, the Company announced its board of directors authorized the repurchase of up to $200 million of its common stock. On February 14, 2014, the Company's board approved an increase in this common stock repurchase authorization from $200 million to $250 million. As of June 30, 2018, the remaining repurchase authorization was approximately $58 million. On July 24, 2018, the Company's board approved resetting the aggregate common stock repurchase authorization to $250 million. As of June 30, 2024, the remaining repurchase authorization was approximately $181 million. On July 24, 2024, the Company’s board approved resetting the aggregate common stock repurchase authorization to $500 million. As of December 31, 2024, the remaining repurchase authorization was approximately $489 million. (14) Same-store comparisons are calculated based on hospitals open throughout both the full current periods and prior periods presented. These comparisons include the financial results of market consolidation transactions and capacity expansions (including the addition of satellite and remote hospitals) in existing markets. (15) Represents discharges from 166 consolidated hospitals in Q4 2024; 165 consolidated hospitals in Q3 2024; 163 consolidated hospitals in Q2 2024; 160 consolidated hospitals in Q1 2024; 161 consolidated hospitals in Q4 2023; 159 consolidated hospitals in Q3 2023; 158 consolidated hospitals in Q2 2023; and 156 consolidated hospitals in Q1 2023. (16) Total full-time equivalents included in the table represent Encompass Health employees who participate in or support the operations of our hospitals and include full-time equivalents related to contract labor. (17) Employees per occupied bed, or “EPOB,” is calculated by dividing the number of total full-time equivalents, including full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. Reconciliations to GAAP provided on pages 24-30.